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             AMENDMENT TO TRANSFER AGENT SERVICES AGREEMENT

      This AGREEMENT, dated as of the -------- day of -----------, 1997, made by and between Winthrop Opportunity Funds, a business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware and FPS Services, Inc. ("FPS") (formerly known as Fund/Plan Services, Inc.), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                            WITNESSETH THAT:

      WHEREAS, the Trust and FPS entered into an Transfer Agent Agreement dated April 1, 1995, wherein FPS agreed to provide certain shareholder services to the Trust (the "Agreement"); and

      WHEREAS, the Parties wish to amend the Agreement to: (i) reflect the change in the name of FPS; (ii) amend Schedule "C" of the Agreement and to include under its general terms two separate series of shares to be known as "Winthrop U.S. Government Money Fund" and "Winthrop Municipal Money Fund" (the "Money Funds"); and (iii) the addition to the Agreement of Schedules "D" and "E" which set forth, respectively, the services to be provided to the Money Funds and the fees to be charged there against.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

      1. That Schedule "C" of the Agreement be replaced in its entirety with Schedule "C" attached hereto;

      2. That Schedule "D" in the form attached hereto become part of the Agreement setting forth the services to be performed by FPS on behalf of the Money Funds; and

      3. That Schedule "E" in the form attached hereto become part of the Agreement setting forth the fees to be charged by FPS for the services performed by it on behalf of the Money Funds.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with Schedules "C," "D" and "E," to be signed by their duly authorized officers as of the day and year first above written.


Winthrop Opportunity Fund                 FPS Services, Inc.

---------------------------------         ---------------------------------
Martin Jaffe, Treasurer                   Kenneth J. Kempf, President





                                                                  SCHEDULE "C"

                           Identification of Series


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Below are listed the Series and Classes of Shares to which services under this Agreement are to be performed as of the Effective Date of this
Agreement:

                         "WINTHROP OPPORTUNITY FUNDS"

            1.  Winthrop Developing Markets Fund - Class A Shares
            2.  Winthrop Developing Markets Fund - Class B Shares
            3.  Winthrop International Equity Fund - Class A Shares
            4.  Winthrop International Equity Fund - Class B Shares
            5.  Winthrop U.S. Government Money Fund
            6.  Winthrop Municipal Money Fund

This Schedule "C" may be amended from time to time by agreement of the Parties.





                                                                  SCHEDULE "D"

             SCHEDULE OF TRANSFER AGENCY AND SHAREHOLDER SERVICES
                                      FOR
                    WINTHROP U.S. GOVERNMENT MONEY FUND AND
                         WINTHROP MUNICIPAL MONEY FUND

I. - Shareholder File Services

   1. Establish new accounts and enter demographic data into shareholder base. Includes in-house processing and NSCC - Fund/SERV - Networking transmissions.

   2. Create Customer Information File (CIF) to link accounts within the Fund and across funds within the Fund Group. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

   3. 100% quality of new account information, including verification of initial investment.

   4. Systematic linkage of shareholder accounts with exact matches on SSN and address for the purpose of consolidated account history reporting. Periodic production of laser printed combined statements.

  *5. Production of household mailing labels which enable the Fund to do special mailings to each address in the Fund Group rather than each account.

   6. Maintain account and customer file records based on shareholder request and routine quality review.

   7. Maintain tax ID certification and NRA records for each account, including backup withholding.

   8. Provide written confirmation of address changes.

   9. Produce shareholder statements for daily activity, dividends, on-request, third party, and periodic mailings.


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 *10. Produce shareholder lists, labels and ad hoc reports to Fund management as requested. (first 10 requests included at no additional cost)

  11. Automated processing of dividends and capital gains with daily, monthly, quarterly or annual distributions. Payment options include reinvestment, directed payment to another fund, cash via mail, Fed wire or ACH.

  12. Image all applications, account documents, data changes, correspondence, monetary transactions, and other pertinent shareholder documents.

II. - Shareholder Services

   1. Provide quality service through a staff of highly trained NASD licensed customer service personnel, including phone, research and correspondence representatives.

   2. Answer shareholder calls: provide routine account information, transaction details including direct and wire purchases, redemptions, exchanges, systematic withdrawals, pre-authorized drafts, FundSERV and wire order trades, problem solving and process telephone transactions.

   3. Silent monitoring of shareholder calls by the phone supervisor to ensure exceptional customer service.

   4. Record and maintain tape recordings of all shareholder calls for a six month period.

   5. Phone Supervisor produces daily management reports of shareholder calls which track volumes, length of calls, average wait time and abandoned call rates to ensure quality service.

   6. Phone representatives are thoroughly trained through in house training programs on the techniques of providing Exceptional Customer Service.

   7. Customer inquiries received by letter or telephone are thoroughly researched by a correspondence team member. These inquires include such items, as account/customer file information, complete historical account information, stop payments on checks, transaction details, and lost certificates.

III. - Investment Processing

   1. Initial investment (checks or Fed wires).

   2. Subsequent investments via daily sweep purchases.

   3. Other investments (checks or Fed wires) processed through lock box.

   4. Pre-authorized investments (PAD) through ACH system.

   5. Government allotments through ACH system.

   6. Prepare and process telephone purchase transactions.


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   7. NSCC-FundSERV trades.

IV. - Redemption Processing

   1. Process letter redemption requests.

   2. Process telephone redemption transactions.

   3. Establish Systematic Withdrawal File and process automated transactions on monthly basis.

   4. Redemptions processed through daily sweep transactions.

   5. Redemptions proceeds distributed to shareholder by check, Fed wire or ACH processing.

   6. Provide NSCC - FundSERV trade processing.

V. -  Exchange & Transfer Processing

   1. Process legal transfers.

   2. Issue and cancel certificates.

   3. Replace certificates through surety bonds (separate charge to shareholder).

   4. Process exchange transactions (letter and telephone request).

   5. Process ACATS transfers.

VI. - Retirement Plan Services

   1. Fund sponsored IRAs offered using Semper Trust Company as custodian. Services include:
      a.  Contribution processing
      b.  Distribution processing
      c.  Apply rollover transactions
      d.  Process Transfer of Assets
      e.  Letters of Acceptance to prior custodians
      f.  Notify IRA holders of 70-1/2 requirements
      g.  Calculate Required Minimum Distributions (RMD)
      h.  Maintain beneficiary information file
      i.  Solicit birth date information

   2. Fund sponsored SEP-IRA plans offered using Semper Trust Company as custodian. Services include those listed under IRA's and:
      a.  Identification of employer contributions

   3. Fund sponsored Qualified plans offered:
      a.  Plan document available
      b.  Omnibus/master account processing only
      c.  Produce annual statements
      d.  Process contributions
      e.  Process distributions
      f.  Process rollover and Transfer of Assets transactions

VII. - Settlement & Control




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   1. Daily review of processed shareholder transactions to assure input was processed correctly. Accurate trade activity figures passed to Funds' Accounting Agent by 10:00 a.m. EST.

   2. Preparation of daily cash movement information to be passed to the Funds' Accounting Agent and Custodian Bank by 10:00 a.m. EST for use in determining Funds' daily cash availability.

   3. Prepare a daily share reconcilement which balances the shares on the Transfer Agent system to those on the books of the Fund.

   4. Resolve any outstanding share or cash issues that are not cleared by trade date + 2.

   5. Process shareholder adjustments to include the proper notification of any booking entries needed, as well as any necessary cash movement.

   6. Settlement and review of Funds' declared daily dividends and any capital gains to include the following:
      a. Review record date report for accuracy of shares.
      b. Preparation of dividend settlement report after dividend is posted. Verify the posting date shares, the rate used and the NAV price of reinvest date to ensure dividend was posted properly.
      c. Distribute copies to the Funds' Accounting Agent.
      d. Preparation of the checks prior to being mailed.
      e. Sending of any dividends via wires if requested.
      f. Preparation of cash movement information for the cash portion of the dividend payment on payable date.

   7. Placement of stop payments on dividend and liquidation checks as well as the issuance of their replacements.

   8. Maintain inventory control for stock certificates and dividend check form.

   9. Aggregate tax filings for all FPS clients. Monthly deposits to the IRS of all types withhold from shareholder disbursements, distributions and foreign account distributions. Correspond with the IRS concerning any of the above issues.

  10. Timely settlement and cash movement for all NSCC/FundSERV activity.

VIII. - Year End Processing

   1. Maintain shareholder records in accordance with IRS notices for under-reporting and invalid Tax IDs. This includes initiating 31% backup withholding and notifying shareholders of their tax status and the corrective action which is needed.

   2. Conduct annual W-9 solicitation of all uncertified accounts. Update account tax status to reflect backup withholding or certified status depending upon responses.

   3. Conduct periodic W-8 solicitation of all non-resident alien shareholder accounts. Update account tax status with updated shareholder information and treaty rates for NRA tax.

   4. Review IRS Revenue Procedures for changes in transaction and


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      distribution reporting and specifications for the production of forms to ensure compliance.

   5. Coordinate year end activity with client. Activities include producing year end statements, scheduling record dates for year dividends and capital gains, production of combined statements and printing of inserts to be mailed with tax forms.

   6. Distribute Dividend Letter to funds for them to sign off on all distributions paid year to date. Dates and rates must be authorized so that they can be used for reporting to the IRS.

   7. Coordinate the ordering of form stock and envelopes from vendor in preparation of tax reporting. Review against IRS requirements to ensure accuracy.

   8. Prepare form flashes for the microfiche vendor. Test and oversee the production of fiche for year end statements and tax forms.

   9. Match and settle tax reporting totals to fund records and on-line data from Investar.

  10. Produce forms 1099R, 1099B, 1099Div, 5498, 1042S and year end valuations. Quality assure forms before mailing to shareholders.

  11. Monitor IRS deadlines and special events such as cross over dividends and prior year IRA contributions.

  12. Prepare IRS magnetic tapes and appropriate forms for the filing of all reportable activity to the Internal Revenue Service.

IX. - Client Services

   1. An Account Manager is assigned to each relationship. The Account Manager acts as the liaison between the Fund and the Transfer Agency. Responsibilities include scheduling of events, system enhancement implementation, special promotion/event implementation and follow-up, and constant fund interaction on daily operational issues.

      Specifically:

      a. Scheduling of dividends, proxies, report mailing and special mailings.

      b. Coordinate with the Fund the shipment of materials for scheduled mailings.

      c. Liaison between the Fund and support services for preparation of proofs and eventual printing of statement forms, certificates, proxy cards, envelopes, etc.

      d. Handle all notification to the client regarding proxy tabulation through the meeting. Coordinate scheduling of materials, including voted cards, tabulation letters, and shareholder list, to be available for the meeting.

      e. Order special reports, tapes, discs for special systems requests received.


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      f. Implement any new operational procedures, i.e., minimum waivers, sweeps, telephone options, PAD promotions, etc.

      g. Coordinate with systems, services and operations any special events, i.e., mergers, new fund start ups, small account liquidations, combined statements, household mailings, additional mail files, etc.

      h. Prepare standard operating procedures and review prospectuses for new start up funds and our current client base. Coordinate implementation of suggested changes with the Fund.

      i. Liaison between the Fund and the Transfer Agency staff regarding all service and operational issues.

   2. Proxy Processing  (Currently one free per year)
      a. Coordinate printing of cards with vendor.
      b. Coordinate mailing of cards with Account Manager and mailroom.
      c. Provide daily report totals to Account Manager for client notification.
      d. Preparation of affidavit of mailing documents.
      e. Provide one shareholder list.
      f. Prepare final tabulation letter.

   3. Blue Sky Processing
      a. Maintain file with additions, deletions, changes and updates at the Funds' direction.

      b. Provide daily and monthly reports to enable the Fund to do necessary state filings.

   *Separate fees will apply for these services.

X. - Periodic Reports

   1. Daily Reports

           Report Number               Report Description
           -------------               ------------------
           --                          Daily Activity Register
           024                         Tax Reporting Proof
           051                         Cash Receipts and Disbursement Proof
           053                         Daily Share Proof
           091                         Daily Gain/Loss Report
           104                         Maintenance Register
           044                         Transfer/Certificate Register
           056                         Blue Sky Warning Report

   2. Monthly Reports

           Report Description
           ------------------
           Blue Sky
           Certificate Listing
           State Sales and Redemption
           Monthly Statistical Report
           Account Demographic Analysis
           MTD Sales - Demographics by Account Group
           Account Analysis by Type



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                                                                  SCHEDULE "E"

         SCHEDULE OF FEES FOR TRANSFER AGENCY AND SHAREHOLDER SERVICES
                                      FOR
                    WINTHROP U.S. GOVERNMENT MONEY FUND AND
                         WINTHROP MUNICIPAL MONEY FUND

  This Fee Schedule is fixed for a period of two years from January 1, 1997 and shall not increase greater than 10% during the one year period beginning January 1, 1999.

I.      TRANSFER AGENT AND SHAREHOLDER SERVICES:

           $18.00 PER ACCOUNT PER YEAR

           $16.00 PER ACCOUNT PER YEAR FOR ACCOUNTS OVER 25,000

           $14.00 PER ACCOUNT PER YEAR FOR ACCOUNTS OVER 50,000

           $12.00 PER ACCOUNT PER YEAR PER PORTFOLIO FOR EACH SWEEP ACCOUNT

           ANNUAL MINIMUM FEE FOR THE ABOVE NAMED FUNDS IS $66,000.

II.     IRA'S, 403(B) PLANS, DEFINED CONTRIBUTION/BENEFIT PLANS:

           ANNUAL MAINTENANCE FEE - $12.00 PER ACCOUNT PER YEAR
           (NORMALLY CHARGED TO PARTICIPANTS)

III.    OUT-OF-POCKET EXPENSES

        THE FUNDS WILL REIMBURSE FPS SERVICES, INC. MONTHLY FOR ALL REASONABLE OUT-OF- POCKET EXPENSES, INCLUDING TELEPHONE, POSTAGE, OVERDRAFT CHARGES, TELECOMMUNICATIONS, FUND/SERV AND NETWORKING EXPENSES, SPECIAL REPORTS, RECORD RETENTION, SPECIAL TRANSPORTATION COSTS, COPYING AND SENDING MATERIALS TO AUDITORS AND/OR REGULATORY AGENCIES AS INCURRED AND APPROVED.

IV. ADDITIONAL SERVICES

        TO THE EXTENT THE FUNDS COMMENCE USING INVESTMENT TECHNIQUES SUCH AS FUTURES, SECURITY LENDING, SWAPS, LEVERAGING, SHORT SALES, DERIVATIVES, PRECIOUS METALS, OR FOREIGN TRADING (NON U.S. DOLLAR DENOMINATED SECURITIES AND CURRENCY), ADDITIONAL FEES WILL APPLY. ACTIVITIES OF A NON-RECURRING NATURE SUCH AS SHAREHOLDER INKINDS, FUND CONSOLIDATIONS, MERGERS OR REORGANIZATIONS WILL BE SUBJECT TO NEGOTIATION. ANY ADDITIONAL/ENHANCED SERVICES, PROGRAMMING REQUESTS, OR REPORTS WILL BE QUOTED UPON REQUEST.



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